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                                  EXHIBIT 23.4


                          CONSENT OF DUFF & PHELPS, LLC


Duff & Phelps, LLC ("Duff & Phelps") hereby consents to the inclusion of its Opinion regarding the fairness, from a financial point of view, of the terms and conditions of the Merger, to the Raleigh, Schwarz & Powell, Inc. Employee Stock Ownership Plan and Trust, and all references to Duff & Phelps in the Form S-4 to be filed by Brown & Brown, Inc.

By giving such consent, Duff & Phelps does not thereby admit that it is an expert with respect to any part of such Form S-4 within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                        Very Truly Yours truly,

                                        Duff & Phelps, LLC

                                        By: /s/ Patricia J. Luscombe
                                            ----------------------------------
Chicago, Illinois                           Patricia J. Luscombe
July 26, 2001                               Managing Director